NATIONAL MUNICIPALS PORTFOLIO


                    (formerly called National Tax Free Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST


                                     May 1, 1992


              AMENDMENT, made May 1, 1992, to the Declaration of Trust made May 1, 1992 (hereinafter called the "Declaration") of National Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on May 1, 1992.


              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


              NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

                      1. The caption at the head of the Declaration is hereby amended to read as follow:

                            NATIONAL MUNICIPALS PORTFOLIO

                      2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                      ARTICLE I


                                         NAME



                      1.1  NAME.   The  name of  the  trust created  hereby (the
     "Trust") shall be National Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word
     "Trust"  wherever  hereinafter  used)  shall  refer  to   the  Trustees  as
     Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.
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              IN WITNESS  WHEREOF, the  undersigned Trustees have  executed this instrument this 1st day of May, 1992.



      /s/James B. Hawkes
     --------------------------
     James B. Hawkes


      /s/H. Day Brigham, Jr.
     --------------------------
     H. Day Brigham, Jr.


      /s/James G. Baur
     --------------------------
     James G. Baur

































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